UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2010 (April 30, 2010)

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

For any interest period through November 1, 2011, Avaya Inc. (the “Company”) has the option of paying interest on its 10.125%/10.875% Senior PIK Toggle Unsecured Notes due 2015 (1) entirely in cash (“Cash Interest”), (2) entirely by increasing the principal amount of the outstanding PIK Toggle Notes or by issuing PIK Notes (“PIK Interest”) or (3) 50.0% as Cash Interest and 50.0% as PIK Interest. The Company must elect the form of interest payment with respect to each semi-annual interest period by delivering a notice to The Bank of New York Mellon, in its role as Trustee, prior to the beginning of such interest period. In the absence of such an election for any interest period, interest on the PIK Toggle Notes is payable in the form of the interest payment for the prior interest period. The Company evaluates this option prior to the beginning of each eligible interest period, taking into account market conditions and other relevant factors at that time.

In connection with this election, on April 30, 2010, the Company delivered notice to The Bank of New York Mellon that, with respect to the interest period of May 1, 2010 to October 31, 2010, the Company will make such payments in Cash Interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: May 4, 2010	By:	/s/ Pamela F. Craven
		Name:	Pamela F. Craven
		Title:	Chief Administrative Officer